UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RALCORP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On November 15, 2007, Ralcorp Holdings, Inc (“Ralcorp”) announced that it entered into a definitive agreement with Kraft Foods Inc. (“Kraft”), which provides for Ralcorp’s acquisition of Kraft’s Post cereals business. In the transaction, Kraft will consolidate the Post cereals business under a wholly owned subsidiary, Cable Holdco, Inc. (“Cable Holdco”), and will then distribute via a split-off transaction all of the outstanding shares of Cable Holdco. In the split-off transaction, Kraft shareholders will have the option to exchange their shares of Kraft common stock for shares of Cable Holdco common stock at a discount to the per-share value of Ralcorp common stock. Immediately following consummation of the exchange offer, Cable Holdco will be merged with and into a subsidiary of Ralcorp and each share of Cable Holdco common stock will be exchanged for the right to receive one share of Ralcorp’s common stock. On June 25, 2008, Kraft announced that Kraft shareholders who exchange their shares of Kraft common stock for shares of Cable Holdco common stock will exchange their shares at a 10% discount to the per-share value of Ralcorp’s common stock, calculated as discussed below.

The exchange offer for the split-off will expire on the closing date of the merger of Cable Holdco and Ralcorp, which is expected to be August 4, 2008. The transactions are subject to customary closing conditions, including Ralcorp shareholder approval.

Approximately 30.47 million shares of Cable Holdco will be offered in exchange for Kraft common stock in the offer, subject to adjustments in certain circumstances. The exchange offer will be subject to proration if the offer is over-subscribed, and the number of shares Kraft accepts in the exchange offer may be less than the number of shares tendered. If the exchange offer is consummated but not fully subscribed, then the additional shares of Cable Holdco common stock owned by Kraft will be distributed as a pro rata dividend to Kraft shareholders and to holders of Kraft’s deferred stock awards.

Calculation of Per–Share Value

The value of the Kraft common stock to be acquired in the exchange offer will be based on the calculated per–share value for the Kraft common stock on the NYSE and the value of the Cable Holdco common stock will be based on the calculated per–share value for Ralcorp common stock on the NYSE, in each case determined by reference to the simple arithmetic average of the daily volume–weighted average prices on each of the valuation dates. The valuation dates are the last three trading days (“valuation dates”) of the exchange offer period (not including the expiration date), as it may be voluntarily extended, but not including the last two trading days that are part of any mandatory extension or any voluntary extension following a mandatory extension. Based on an expiration date of August 4, 2008, the valuation dates will be July 30, 2008, July 31, 2008, and August 1, 2008. However, the number of shares of Cable Holdco common stock Kraft stockholders can receive is subject to an upper limit of an aggregate of 0.6613 shares of Cable Holdco common stock for each share of Kraft common stock accepted in the exchange offer. The upper limit was set to ensure that an unusual or unexpected drop in the trading price of Ralcorp common stock, relative to the trading price of Kraft common stock, would not result in an unduly high number of shares of Cable Holdco common stock being exchanged for each share of Kraft common stock accepted in the exchange offer.

NON-SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ADDITIONAL INFORMATION

In connection with the proposed acquisition by Ralcorp of the Post cereals business from Kraft, Cable Holdco, Inc. has filed a registration statement (including a prospectus) on Form S-4 and Form S-1 with the SEC (Reg. No. 333-150212). Ralcorp has filed a registration statement on Form S-4 with the SEC that also includes the prospectus (Reg. No. 333-150222). In addition, Ralcorp filed a definitive proxy statement on Schedule 14A on June 17, 2008, which was sent to shareholders of Ralcorp seeking approval for the issuance of shares of Ralcorp common stock in connection with the transaction. Shareholders are urged to read the definitive proxy statement and prospectus and any other relevant documents (when they are available), because they will contain important information about Kraft, Ralcorp and the proposed transaction. The final prospectus will be sent to shareholders of Kraft. The final proxy statement and prospectus and the other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Kraft upon written request to Kraft Foods Inc., Three Lakes Drive, Northfield, Illinois 60093, or by calling (847) 646-5494, or from Ralcorp, upon written request to Ralcorp Holdings, Inc., 800 Market Street, Suite 2900, Saint Louis, Missouri 63101, or by calling (314) 877-7113.

PARTICIPANTS IN THE PROPOSED TRANSACTION

This communication is not a solicitation of a proxy from any security holder of Ralcorp and shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. However, Kraft, Ralcorp and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Kraft may be found in its 2007 Annual Report on Form 10-K/A filed with the SEC on March 3, 2008, definitive proxy statement relating to its 2008 Annual Meeting of Shareholders filed with the SEC on March 26, 2008 and current reports on Form 8-K filed with the SEC. Information about the directors and executive officers of Ralcorp may be found in its 2007 Annual Report on Form 10-K filed with the SEC on November 29, 2007, definitive proxy statement relating to its 2008 Annual Meeting of Shareholders filed with the SEC on November 29, 2007, definitive proxy statement relating to the special meeting of shareholders to approve the transaction filed with the SEC on June 17, 2008, and current reports on Form 8-K filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the final prospectus regarding the proposed transaction when it becomes available.